EXHIBIT 10.2

THIS LEASE, made this 11th day of July, 2002 between R C Realty Corp. (hereinafter called Lessor) and MainStreet BankShares, Inc. (hereinafter called Lessee) which terms “Lessor” and “Lessee” shall include, wherever the context admits or requires, singular or plural and their heirs, legal representatives, successors and assigns of the respective parties;

WITNESSETH:

PREMISES

That the Lessor, in consideration of the covenants of the Lessee, does hereby lease and demise unto said Lessee and Lessee hereby agrees to take and lease from the Lessor, for the terms hereinafter specified the following described premises:

That certain store building containing approximately 2,486 square feet of area located in the Patrick Henry Mall shopping center development located on East Church Street in the City of Martinsville, Virginia formerly occupied by Piedmont Trust Bank as marked in red on the attached Exhibit A.

TERM

For the Lessee to have and to hold for a period of five years commencing August 1, 2002 and terminating July 31, 2007. This lease is granted and accepted upon the following terms, covenants, conditions and stipulations:

RENTAL

7.  The Lessee agrees to pay to the Lessor as rental for the demised premises during the first three years of the lease term $30,000.00 per annum with monthly payments of $2,500.00. Rental for the last two years of the lease term will be $33,000.00 per annum with monthly payments of $2,750.00. The rental shall be paid in twelve equal monthly installments which shall be due and payable in advance on the first of each and every calendar month of the lease term, and any extensions thereof.

USE

8.  The demised premises shall be used for banking and banking services. Lessee’s employees, customers and invitees are granted full use of the common areas of the shopping center. Lessee at all times shall fully and promptly comply with all laws, ordinances and regulations of every lawful authority having jurisdiction of said premises and the character and manner of operation of the business conducted in or at said premises.

UTILITIES

9. The Lessee agrees to pay for all utilities used by Lessee at the demised premises. Lessor shall at all times provide access to utilities.

LESSEE’S REPAIRS

10.  The Lessee agrees to keep the interior of the demised premises, along with the florescent fixtures, windows and exterior plate glass in good condition and repair, excepting all repairs which are made necessary by reason of fire and other unavoidable casualties and reasonable wear and tear. Lessee will provide for its interior cleaning and janitorial service.

LESSOR’S REPAIRS

11.  The Lessor shall, at its cost and expense, keep and maintain the common areas (including the parking area) in good condition and repair. Lessor will keep and maintain the foundation and structural members in good condition and repair, and shall make any and all structural repairs to the exterior of said premises. Lessor will keep and maintain the roof, gutter, downspouts in good condition and repair. Lessor also accepts responsibility for maintenance of the exterior of the building, parking areas, snow removal and landscaping except as provided under Paragraph 10.

SIGNS

12.  Lessee may place, erect and maintain, with the approval of the Lessor, signs on the demised premises, but the signs must be compatible with signs of adjoining Lessees and not obstruct the view of other signs. All signs shall remain the property of Lessee and may be removed at any time during the term of this lease, or any extensions thereof, provided Lessee shall repair or reimburse Lessor for the cost of any damage to the demised premises resulting from the installation or removal of such signs.

FURNITURE AND EQUIPMENT

7.  Furniture and equipment left from the tenancy of Piedmont Trust Bank will remain the property of Lessor. Lessee will have the right to use furniture and equipment during the term of this lease. Lessee agrees to not remove any furniture or equipment from the demised premises without notifying Lessor. Lessor will compile a list of residual furniture and equipment prior to occupancy.

FIXTURES AND INTERIOR ALTERATIONS

8.  The Lessee, at its own expense and with the written permission of Lessor which shall not be unreasonably withheld, may from time to time during the term of this lease, make any interior alterations, additions, and improvements in and to the demised premises which it may deem necessary or desirable and which do not adversely affect the structural integrity thereof, but it shall make them in a good workmanlike manner and in accordance with all valid requirements of municipal or other governmental authorities. All permanent structural improvements shall belong to the Lessor and become a part of the premises upon termination or expiration of this lease.

LESSEE may construct and build or install in said premises any and all racks, counters, shelves, and other fixtures and equipment of any kind and nature as may be necessary or desirable in the Lessee’s business, which racks, counters, shelves, and other fixtures and equipment shall at all times be and remain the property of the Lessee and Lessee shall have the right to remove all or any part of same from said premises at any time; provided Lessee shall repair or reimburse Lessor for the cost of repairing any damage to said premises resulting from the installation or removal of such items.

INDEMNIFICATION

9.  Lessee agrees to indemnify and save harmless the Lessor from any claim or loss by reason of accident or damage to any person or property happening on or about demised premises.

CLEANLINESS

10.  Lessee shall at all times keep the interior of the building in a reasonably neat and orderly condition and shall keep the walkway, entryways and delivery areas adjoining the building reasonably clean and free from rubbish, dirt, snow, and ice. Lessee will not make or suffer any waste of the premises or permit anything to be done in or upon the demised premises creating a nuisance thereon, and Lessee further agrees to permit Lessor or its agent at all reasonable times to enter upon the premises for making repairs and for examining or showing the same to prospective purchasers and/or Lessees.

QUIET ENJOYMENT

11.  The Lessor covenants, warrants and represents that upon commencement of the lease term, the shopping center, including the demised premises, will be free and clear of all liens and encumbrances superior to the leasehold hereby created; that the lessor has full right; and power to execute and perform this lease and to grant the estate demised herein; and that the Lessee on paying the rent herein reserved and performing the covenants and agreements hereof shall peaceably and quietly have, hold and enjoy the demised premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the full term of this lease and any extensions thereof.

DEFAULT

12.  In the event the Lessee should fail to pay any of the monthly installments of rent reserved herein for a period of more than ten (10) days after the same shall become due and payable, or if the Lessee shall fail to keep or shall violate any other condition, stipulation or agreement contained, on the part of the Lessee to be kept and performed, and if either such failure or violation shall have continued for a period of thirty (30) days after the Lessee shall have received written notice by certified or registered mail at its office address hereinafter designated, from the Lessor to pay such rent or to cure such violation of failure, then, in any such event, the Lessor, at its option, may either (a) terminate this lease, or (b) re-enter the demised premises by summary proceeding or otherwise expel Lessee and remove all property therefrom and relet the premises at the best possible rent obtainable, making reasonable efforts and receive the rent therefrom; but Lessee shall remain liable for the deficiency, if any, between Lessee’s rent hereunder and the price obtained by Lessor on reletting. However, a default shall be deemed cured if the Lessee in good faith commences performance requisite to cure same within thirty (30) days after receipt of notice and thereafter continuously and with reasonable diligence proceeds to complete the performance required to cure such default.

NOTICES

13.  All notices required to be given to the Lessor hereunder shall be sent by registered or certified mail to, and all rent payments shall be made to Lessor at P. O. Box 952, Martinsville, VA 24114 or to such other address as Lessor may direct from time to time by written notice forwarded to Lessee by registered or certified mail.

All notices required to be given to Lessee shall be sent by registered or certified mail to Lessee c/o Cecil R. McCullar, 730 East Main Street, Suite #12, P. O. Box 1224, Martinsville, Virginia, 24114-1224, or to such other address as Lessee may direct from time to time by written notice forwarded to Lessor by registered or certified mail.

END OF TENANCY

14.  The Lessee will yield up the demised premises, residual furniture and equipment and all additions thereto (except sign, equipment and trade fixtures installed by the Lessee at its expense) at the termination of the tenancy in as good and tenable condition as the same are at the beginning of Lessee’s occupancy, reasonable wear and tear, damages by fire and other casualties and condemnation appropriation by eminent domain excepted, and also excepting any damage, disrepair and other condition that the Lessor is obligated hereunder to repair and correct.

TAXES

15.  All taxes, assessments and charges on land or improvements and obligations secured by mortgage or other lien upon the demises premises of the shopping center shall be promptly paid by the Lessor when due. Lessee will, however, reimburse Lessor the amount of tax increase attributable to any improvements to the demised premises made by Lessee over the 1998 tax amount.

BENEFITS

16.  This lease and all covenants and provisions thereof shall inure to the benefit of and be binding upon the heirs, legal representatives, successor, and assigns of the parties hereto. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

HVAC REPAIRS

17.  Lessor will have the heating, ventilating and air conditioning systems serviced and put in first class operating condition upon the signing of this lease. Lessee will assume responsibility for any routine maintenance and repairs and agrees to provide and insure regular routine maintenance to the units by securing a maintenance contract with a qualified HVAC contractor. However, Lessor agrees to accept responsibility for repair or replacement of units in excess of $250.00 per occurrence during the lease term provided Lessee has maintained units on a regular basis.

RENEWAL OPTIONS

18.  If both parties are agreeable, Lessee and Lessor will negotiate options to renew this lease during the last six months of current term.

CENTER’S USE

19.  It is understood that buildings in the Patrick Henry Mall will be leased only to Lessees whose businesses comply with uses allowed under the City of Martinsville zoning regulations. Lessor specifically agrees to not lease space for flea markets, car, truck and RV sales, produce stands, circuses, and parking space for in transit hazardous waste.

OBSTRUCTION OF VIEW

20.  Lessor will not allow any structures to be placed on the common areas which would obstruct the view of premises from Church Street.

PUBLIC LIABILITY INSURANCE

21.  Lessee shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to claims arising from the use and occupancy of the premises by Lessee, under which the limits of public liability shall not be less than $1,000,000.00 combined single limit per occurrence or the equivalent thereof. Such policy shall provide that not less than 30 days written notice be given to Lessor in advance of the effective date of cancellation, non-renewal or material change in such policy. A copy of certificate reflecting such insurance coverage shall be delivered to Lessor upon request thereof.

Lessor shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the parking and other common areas of the shopping center under which the limits of public liability shall not be less than $1,000,000.00 combined single limit per occurrence or the equivalent thereof. Such policy shall provide that not less than 30 days written notice be given to Lessee in advance of the effective date of cancellation, non-renewal or material change in such policy. A copy of certificate reflecting such insurance coverage shall be delivered to Lessee upon request thereof.

DAMAGE BY FIRE OR CASUALTY

22.  During the term of this lease Lessor agrees to carry standard form “All Risk” property insurance on the building wherein the premises are situated for full replacement thereof and shall provide Lessee with a certificate of insurance reflecting such coverage, if requested.

If premises or a portion thereof shall be destroyed or injured by any cause and such destruction or injury could reasonably be repaired within 90 days thereafter, Lessor shall with diligence undertake and substantially complete repairs within 90 days after the happening of such destruction or injury. If Lessee shall be deprived of the occupancy of any portion of the premises due to any destruction or injury but can nevertheless continue to engage in its regular business, a rental abatement shall by allowed in proporation to the area rendered untenantable and continuing until premises are restored. No rent shall be payable during any period that Lessee is unable to engage in its regular business.

If the destruction or injury cannot reasonably be repaired within 90 days after the happening thereof, Lessor shall notify Lessee within 30 days after the happening of such destruction or injury whether or not Lessor will repair or rebuild. If Lessor elects not to repair or rebuild, this lease shall be terminated. If Lessor shall elect to repair or rebuild, Lessor shall specify the time within which repairs or reconstruction will be completed and Lessee shall have the option within 30 days after the receipt of such notice to elect either to terminate this lease and further liability thereunder or to extend the term or renewal term of this lease by a period of time equivalent to the period from the happening of such destruction or injury until the premises are restored to their former condition. In the event Lessee elects to extend the term of the lease, Lessor shall restore the premises to their former condition within the time specified in the notice and Lessee shall be entitled to an abatement of rent in the manner hereinbefore described.

WAIVER OF SUBROGATION

23.  Lessor and Lessee agree (to the extent that such agreement does not invalidate coverage under any policy of insurance) that, in the event the demised premises, or any part thereof, are damaged or destroyed by fire or other casualty that is covered by insurance of the Lessor or Lessee, or the sub-lessee’s assignees or transferees or Lessee, the rights of any party against the other or against the employees, agents or licensee of any party, with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any parties, are hereby waived to the extent of the coverage of said insurance. Lessor and Lessee further agree that all policies of fire, extended coverage, business interruption and other insurance covering the demised premises or the contents therein shall, if possible, provide that the insurance shall not be impaired if the insureds have waived their rights of recovery from any person or persons prior to the date and time of loss or damage. Any additions premiums for such clause or endorsement shall be paid by the primary insured.

CONTINGENCY CLAUSE

24.  If for any reason Lessee is prevented from organizing and opening as planned this lease may be cancelled by notifying Lessor in writing.

COMPLETE AGREEMENT

25.  This written lease contains the complete agreement of the parties to the leasing of the demised premises. No waiver or any breach of covenant herein shall be construed as a waiver of the covenant itself or any subsequent breach thereof.

IN WITNESS WHEREOF, the Lessor and Lessee have executed this agreement the day and year first above written.

Signed, sealed and delivered in the presence of

R. C. REALTY CORP.

SECRETARY	PRESIDENT

MAINSTREET BANKSHARES, INC.

SECRETARY	CECIL R. McCULLAR PRESIDENT/CHIEF EXECUTIVE OFFICER